UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2014

ENANTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35839	04-3205099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street, Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

(617) 607-0800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

AbbVie announced on April 22, 2014 that it has filed a New Drug Application for a combination treatment regimen that includes ABT-450, a compound developed in the collaboration between Enanta Pharmaceuticals and AbbVie. The filing entitles Enanta to receive a $20 million milestone payment from AbbVie.

A copy of Enanta’s press release is hereby furnished to the Commission and incorporated by reference herein as Exhibit 99.1. The press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

The information in the first paragraph of this Item 7.01 shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Act”). Exhibit 99.1 and the information contained therein shall not be deemed to be “filed” for purposes of Section 18 of the Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of Enanta Pharmaceuticals, Inc., dated April 22, 2014, announcing New Drug Application Submission for All-Oral, Interferon-Free Hepatitis C Regimen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2014	ENANTA PHARMACEUTICALS, INC.

	By:	/s/ Paul J. Mellett
Paul J. Mellett
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Enanta Pharmaceuticals, Inc., dated April 22, 2014, announcing New Drug Application Submission for All-Oral, Interferon-Free Hepatitis C Regimen